Registration Statement No. 333-_________

Filed with the Securities and Exchange Commission on October 31, 2007

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CARPENTER TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of

incorporation or organization)

23-0458500

(I.R.S. Employer

Identification Number)

P.O. Box 14662

Reading, PA 19612

(Address of Principal Executive Offices)

Carpenter Technology Corporation Stock-Based Compensation Plan

For Non-Employee Directors

(Full title of the plan)

Oliver C. Mitchell, Jr., Esq. Senior Vice President, General Counsel and Secretary P.O. Box 14662 Reading, PA 19612	with copy to: Paul G. Mattaini Kimberly J. Decker, Esquire Barley Snyder LLC 126 East King Street Lancaster, PA 17602-2893

(Name and address of agent for service)

(610) 208-2000

(Telephone number of agent for service)

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share*	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock $ 5.00 par value per share	500,000	$138.45	$69,225,000	$2,126.00

*

Determined, in accordance with Rule 457(c) and (h), upon the basis of the average of the high and low prices reported on the New York Stock Exchange as of October 26, 2007, of the $5.00 par value per share common stock of Carpenter Technology Corporation.

This registration statement registers 500,000 additional shares of Common Stock of the Registrant to be issued under the Carpenter Technology Corporation Stock-Based Compensation Plan For Non-Employee Directors for which a registration statement on Form S-8, (Commission File No. 333-40991), has been filed and is effective. In accordance with General Instruction E to Form S-8, this registration statement incorporates by reference the contents of such prior registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Reading, Pennsylvania, on October 15, 2007.

Attest: /s/ Oliver C. Mitchell, Jr. Oliver C. Mitchell, Jr Senior Vice President, General Counsel and Secretary	CARPENTER TECHNOLOGY CORPORATION By: /s/ Anne L. Stevens Anne L. Stevens Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Oliver C. Mitchell, Jr. and K. Douglas Ralph, and each of them, his or her true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Capacity	Date
/s/ Anne L. Stevens Anne L. Stevens	Director, Chairman, President and Chief Executive Officer (Principal Executive Officer)	October 15, 2007
/s/ K. Douglas Ralph K. Douglas Ralph	Chief Financial Officer and Senior Vice President - Finance (Principal Financial Officer/ Principal Accounting Officer)	October 15, 2007
/s/ Carl G. Anderson, Jr. Carl G. Anderson, Jr.	Director	October 15, 2007
/s/ Robert R. McMaster Robert R. McMaster	Director	October 15, 2007
/s/ I. Martin Inglis I. Martin Inglis	Director	October 15, 2007
/s/ Gregory A. Pratt Gregory A. Pratt	Director	October 15, 2007
/s/ Kathryn C. Turner Kathryn C. Turner	Director	October 15, 2007
/s/ Jeffrey Wadsworth Jeffrey Wadsworth	Director	October 15, 2007

/s/ Stephen M. Ward, Jr. Stephen M. Ward, Jr.	Director	October 15, 2007
/s/ Dr. Philip M. Anderson Dr. Philip M. Anderson	Director	October 15, 2007

INDEX TO EXHIBITS

Exhibit	Description
5.1	Opinion of Barley Snyder re: Legality
23.1	Consent of Barley Snyder
23.2	Consent of PricewaterhouseCoopers LLP
24	Reference is made to the Signatures section of this Registration Statement for the Power of Attorney contained therein